UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 26, 2011 (August 17, 2010)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

RED ROCK PICTURES HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA

(STATE OR OTHER JURISDICTION OF INCORPORATION)

333-108690  98-0441032

 (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)

3355 W Alabama, Suite 1150, Houston, TX 77098

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

(713) 888-0040

Registrant's telephone number, including area code:

6019 Olivas Park Drive, Suite C, Ventura, CA 93003

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 17, 2011, the Shareholders by written consent removed Reno Rolle, John Whitesell and Robert Rosenblatt as directors of the Corporation.  Also effective August 17, 2011, the Shareholders appointed Anthony Gentile, Kenneth Eade and M. Richard Cutler as directors of the Corporation.

Immediately upon their appointment, the directors of the Corporation removed Reno Rolle and Todd Wiseman as officers of the Corporation and appointed Anthony Gentile as President, Chief Financial Officer and Secretary.  There are no other officers of the Corporation.

The former officers and directors will be provided with a copy of the disclosures contained in this Report on Form 8-K and given an opportunity to review and agree or disagree with such disclosures.

Anthony Gentile is the principal and largest shareholder of the Corporation and is the founder and principal of Crisnic Fund, an investment fund, where he oversees research, investment selection, deal structure, and trading.  Mr. Gentile has more than 28 years of experience in the financial services industry.  Mr. Gentile is also the founder and manager of IFG Opportunity Fund, LLC.  IFG is a private equity fund based in North America.  Prior to forming Crisnic fund and IFG Opportunity Fund, Tony was president of Institutional Finance Group; a consulting firm that structured and placed private placement transactions for publicly traded companies.  Institutional Finance was responsible for in excess of 200 million dollars ($200,000,000) in equity and debt financing.

Kenneth G. Eade is the current Secretary, Chief Compliance Officer, and Director of Independent film Development Corporation and has served as its Chief Financial Officer of the Company since December 2008.  He has served as the Chairman of Imperia Entertainment, Inc., from July 2005 through December 2007, and served as its CEO from March 2007 through December 2007.  From February 2007 through September 2007, he served as the President of Muller Media, Inc.  From September 30, 2003 through June 2005, he served as President of Muller Media, Inc.  From 1998 to the present time, he has been engaged in the practice of corporate and securities law, doing public and private offerings, SEC filings, blue sky state filings, mergers and acquisitions, and helping small to medium sized development stage companies to obtain quotations of their securities on recognized quotation mediums.  From 1987 through 1998, he was engaged in the practice of general law, emphasizing corporate and securities law.  He is a member of the California Bar, and the federal District Court for the Central District of California.  He holds a Juris Doctor in Law from Southwestern University School of Law, and a B.A. in Liberal Studies from California State University, Northridge.

M. Richard Cutler is the principal and founder of Cutler Law Group in Houston, Texas, which he  formed in 1996.  Mr.  Cutler  has  practiced in the general corporate and securities  area  since  his  graduation from law school, representing dozens of public  companies.  Mr.  Cutler is a graduate of Brigham Young University (B.A., magna  cum  laude,  1981);  and  Columbia  University School of Law (J.D. 1984).  While  at  Columbia, Mr. Cutler was honored as a Harlan Fiske Stone Scholar, was Managing  Editor  of the Columbia Journal of Law and Social Problems, received a Recognition  of Achievement with Honors in Foreign and International Law, Parker School  of  Foreign  and  Comparative  Law,  was twice published in the Columbia Journal  of  Law  &  Social  Problems  and  was  once  published  in  the  Texas International Law Journal.  Mr. Cutler is a member of the State Bar of Texas and the  State  Bar  of  California.  From September 2008 until February 2010, Mr. Cutler was Chief Executive Officer of Sustainable Power Corp., a biofuels technology company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

(Registrant)

Dated: August 26, 2011

By: /s/ Anthony Gentile

Anthony Gentile

President